Exhibit 99.1
MEDLEY MANAGEMENT INC. REPORTS SECOND QUARTER 2020 RESULTS

NEW YORK, August 14, 2020 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) ("MDLY" or the "Company") today reported its financial results for its second quarter ended June 30, 2020.
Summary

•	Fee earning assets under management were $1.7 billion as of June 30, 2020

•	Total assets under management were $3.6 billion as of June 30, 2020

•	Total revenues were $8.6 million for the three months ended June 30, 2020 and $16.4 million for the six months ended June 30, 2020

•	U.S. GAAP net loss per share attributable to Medley Management Inc. was $0.12 for Q2 2020

•	Core Net Loss Per Share was $0.11 for Q2 2020

Results of Operations for the Three Months Ended June 30, 2020
Total revenues were $8.6 million for the three months ended June 30, 2020 compared to $12.9 million for the same period in 2019. Revenues consisted of $8.1 million of management fees and other revenue and $0.4 million of investment income. The decrease in total revenues was due primarily to lower base management fees as a result of a decrease in fee earning assets under management, which was mainly driven by a reduction in leverage and decline in portfolio valuations.
Total expenses from operations were $10.0 million for the three months ended June 30, 2020 compared to $11.1 million for the same period in 2019. The decrease was due primarily to a decrease in professional fees, primarily driven by lower costs associated with our terminated merger with Sierra Income Corporation ("Sierra"). Included in total expenses are costs associated with our terminated merger of $0.6 million and $1.1 million for the three months ended June 30, 2020 and 2019, respectively.
Total other expenses, net were $8.2 million for the three months ended June 30, 2020 and consisted of $2.6 million of interest expense and $5.5 million of other expenses. Of the $5.5 million in other expenses, $5.2 million was attributed to the revaluation of our revenue share payable. Total other expenses, net were $8.7 million for the three months ended June 30, 2019 and consisted of $2.9 million of interest expense and $6.0 million of unrealized loss on shares held of Medley Capital Corporation ("MCC"), offset in part by $0.2 million of dividend income.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $8.5 million for the three months ended June 30, 2020 compared to a net loss of $1.1 million for the same period in 2019. Medley Management Inc.’s net loss per share was $0.12 for the three months ended June 30, 2020 compared to a net loss per share of $0.03 for the same period in 2019.
Pre-Tax Core Net Income (Loss) was $(7.1) million for the three months ended June 30, 2020 compared to $0.8 million for the same period in 2019. Core Net Income (Loss) Per Share was $(0.11) for the three months ended June 30, 2020, compared to $0.02 for the same period in 2019. Core EBITDA was $(4.3) million for the three months ended June 30, 2020 compared to $3.8 million for the same period in 2019.

Results of Operations for the Six Months Ended June 30, 2020
Total revenues were $16.4 million for the six months ended June 30, 2020 compared to $26.7 million for the same period in 2019. Revenues consisted of $18.1 million of management fees and other revenue and $1.7 million of investment loss. The decrease was due primarily to lower base management fees as a result of a decrease in fee earning assets under management, which was mainly driven by a decline in portfolio valuations, a reduction in leverage, and a decline in investment income due to equity losses and reversal of previously recorded carried interest.
Total expenses from operations were $21.2 million for the six months ended June 30, 2020 compared to $22.3 million for the same period in 2019. The decrease was due primarily to a decline in compensation and benefits as a result of lower average headcount and discretionary bonuses, offset in part by an increase in professional fees. Included in total expenses are costs associated with our terminated merger of $2.5 million and $1.4 million for the six months ended June 30, 2020 and 2019, respectively.
Total other expenses, net were $10.7 million for the six months ended June 30, 2020 and consisted of $5.4 million of interest expense and $5.4 million of other expenses, offset in part by $0.1 million of dividend income. Of the $5.4 million in other expenses,

$5.0 million was attributed to the revaluation of our revenue share payable. Total other expenses, net were $7.4 million for the six months ended June 30, 2019 and consisted of $5.8 million of interest expense and $2.4 million of unrealized losses on shares held of MCC offset in part by $0.8 million of dividend income.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $14.2 million for the six months ended June 30, 2020 compared to $1.5 million for the same period in 2019. Medley Management Inc.’s net loss per share was $0.32 for the six months ended June 30, 2020 compared to $0.04 for the same period in 2019.
Pre-Tax Core Net Income (Loss) was $(10.7) million for the six months ended June 30, 2020 compared to $1.6 million for the same period in 2019. Core Net Loss Per Share was $0.17 for the six months ended June 30, 2020, compared to Core Net Income Per Share of $.03 for the same period in 2019. Core EBITDA was $(4.9) million for the six months ended June 30, 2020 compared to $7.7 million for the same period in 2019.

Investor Contact:

Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:

Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

Key Performance Indicators:

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2020	2019	2020	2019

	(dollars in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax (Loss) Income	$(9,616)	$(6,848)	$(15,416)	$(3,109)
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(8,471)	$(1,104)	$(14,158)	$(1,537)
Net loss per Class A common stock	$(0.12)	$(0.03)	$(0.32)	$(0.04)
Net Income Margin (1)	(98.8)%	(8.6)%	(86.1)%	(5.8)%
Weighted average shares - Basic and Diluted	6,320,221	5,847,883	6,277,825	5,801,531

Non-GAAP Data:
Pre-Tax Core Net Income (Loss) (2)	$(7,133)	$778	$(10,709)	$1,582
Core Net Income (Loss) (2)	$(6,096)	$660	$(9,912)	$1,365
Core EBITDA (3)	$(4,331)	$3,827	$(4,936)	$7,707
Core Net Income (Loss) Per Share (4)	$(0.11)	$0.02	$(0.17)	$0.03
Core Net Income Margin (5)	(46.6)%	4.1%	(36.5)%	4.0%
Pro-Forma Weighted Average Shares Outstanding (6)	35,003,315	33,365,615	34,621,782	32,745,161

Other Data (at period end, in millions):
AUM	$3,595	$4,422	$3,595	$4,422
Fee Earning AUM	$1,657	$2,472	$1,657	$2,472

(1)	Net Income Margin equals Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, non-recurring expenses associated with strategic initiatives, such as our terminated merger with Sierra, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assume that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 44.0% and 33.0% for 2020 and 2019, respectively. The rate differential in 2020 from 2019 is attributed to the tax benefit from the CARES Act which allows for the current year carryback of net operating losses to years in which the Federal rate was 34.0% rather than the current rate of 21.0%. Please refer to the calculation of Core Net Income Per Share in Exhibit C for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 26,735,223 and 26,316,642 vested and unvested LLC Units for 26,735,223 and 26,316,642 shares of Class A common stock at the beginning of each of the periods ended 2020 and 2019, respectively, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented. Refer to the chart below for the weighted average shares used to calculate Core Net Income Per Share for each of the periods presented in the table above.

Fee Earning AUM
The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs

	(Dollars in millions)
Ending balance, March 31, 2020	$1,061	$675	$1,736	61%	39%
Commitments	—	20	20
Capital reduction	(93)	—	(93)
Distributions	(11)	(25)	(36)
Change in fund value	26	4	30
Ending balance, June 30, 2020	$983	$674	$1,657	59%	41%
Total fee earning AUM decreased by $79.0 million, or 5%, to $1.7 billion as of June 30, 2020 compared to March 31, 2020, due primarily to changes in fund value, distributions and debt repayments representing capital reductions.

The table below presents the year-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs

	(Dollars in millions)
Ending balance, December 31, 2019	$1,361	$777	$2,138	64%	36%
Commitments	(90)	34	(56)
Capital reduction	(93)	—	(93)
Distributions	(21)	(76)	(97)
Change in fund value	(174)	(61)	(235)
Ending balance, June 30, 2020	$983	$674	$1,657	59%	41%
Total fee earning AUM decreased by $481.0 million, or 22%, to $1.7 billion as of June 30, 2020 compared to December 31, 2019, due primarily to changes in fund value, distributions and debt repayments representing capital reductions.
About Medley
Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $3.6 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) (TASE:MCC) and Sierra Income Corporation, and several private investment vehicles. Over the past 18 years, Medley has provided capital to over 400 companies across 35 industries in North America.(1)
Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ).

Forward-Looking Statements
Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.
Non-GAAP Financial Measures
We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the exhibits attached hereto.
Non-GAAP measures used by management include Pre-Tax Core Net Income (Loss), Core Net Income (Loss), Core EBITDA, Core Net Income (Loss) Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.
This press release does not constitute an offer for any Medley fund.
Available Information
Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

(1) Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, "Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of June 30, 2020.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2020	2019	2020	2019

	(in thousands, except share and per share data)
Revenues
Management fees	$6,230	$10,208	$13,532	$21,121
Other revenues and fees	1,907	2,669	4,634	5,110
Investment income (loss):
Carried interest	300	441	86	793
Other investment (loss) income, net	140	(436)	(1,803)	(373)
Total Revenues	8,577	12,882	16,449	26,651

Expenses
Compensation and benefits	6,877	6,958	13,079	14,979
General, administrative and other expenses	3,146	4,106	8,083	7,360
Total Expenses	10,023	11,064	21,162	22,339

Other Income (Expense)
Dividend income	—	188	137	760
Interest expense	(2,622)	(2,874)	(5,415)	(5,772)
Other expenses, net	(5,548)	(5,980)	(5,425)	(2,409)
Total other expenses, net	(8,170)	(8,666)	(10,703)	(7,421)
Loss before income taxes	(9,616)	(6,848)	(15,416)	(3,109)
Benefit from income taxes	(1,356)	(70)	(1,317)	(93)
Net Loss	(8,260)	(6,778)	(14,099)	(3,016)
Net income (loss) attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	211	(5,674)	59	(1,479)
Net loss attributable to non-controlling interests in Medley LLC	(7,657)	(921)	(12,214)	(1,282)
Net Loss Attributable to Medley Management Inc.	$(814)	$(183)	$(1,944)	$(255)

Net Loss Per Share of Class A Common Stock:
Basic	$(0.12)	$(0.03)	$(0.32)	$(0.04)
Diluted	$(0.12)	$(0.03)	$(0.32)	$(0.04)
Weighted average shares outstanding - Basic and Diluted	6,320,221	5,847,883	6,277,825	5,801,531

Exhibit B. Reconciliation of Core Net Income (Loss) and Core EBITDA to Net Income (Loss) Attributable to Medley Management Inc. and Non-controlling Interests in Medley LLC

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2020	2019	2020	2019

	(in thousands)
Net loss attributable to Medley Management Inc.	$(814)	$(183)	$(1,944)	$(255)
Net loss attributable to non-controlling interests in Medley LLC	(7,657)	(921)	(12,214)	(1,282)
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(8,471)	$(1,104)	$(14,158)	$(1,537)
Reimbursable fund startup expenses	1	94	1	261
IPO date award stock-based compensation	—	231	—	273
Expenses associated with strategic initiatives	600	1,105	2,527	1,416
Other non-core items:
Severance expense	1,972	522	2,117	1,262
Other	120	—	120	—
Income tax expense on adjustments	(318)	(188)	(519)	(310)
Core Net Income (Loss)	$(6,096)	$660	$(9,912)	$1,365
Interest expense	2,622	2,875	5,415	5,773
Income taxes	(1,038)	118	(798)	217
Depreciation and amortization	181	174	359	352
Core EBITDA	$(4,331)	$3,827	$(4,936)	$7,707

Exhibit C. Calculation of Core Net Income (Loss) Per Share

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2020	2019	2020	2019

	(in thousands, except share and per share amounts)
Numerator
Core Net Income (Loss)	$(6,096)	$660	$(9,912)	$1,365
Add: Income taxes	(1,037)	118	(797)	217
Pre-Tax Core Net Income (loss)	$(7,133)	$778	$(10,709)	$1,582

Denominator
Class A common stock	6,320,221	5,847,883	6,277,825	5,801,531
Conversion of LLC Units and restricted LLC Units to Class A common stock	26,597,229	25,183,862	26,456,935	24,918,611
Restricted Stock Units	2,085,865	2,333,870	1,887,022	2,025,019
Pro-Forma Weighted Average Shares Outstanding (1)	35,003,315	33,365,615	34,621,782	32,745,161
Pre-Tax Core Net Income (Loss) Per Share	$(0.20)	$0.02	$(0.31)	$0.05
Less: corporate income taxes per share (2)	0.09	—	0.14	(0.02)
Core Net Income (Loss) Per Share	$(0.11)	$0.02	$(0.17)	$0.03

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 26,735,223 and 26,316,642 vested and unvested LLC Units for 26,735,223 and 26,316,642 shares of Class A common stock at the beginning of each of the periods ended 2020 and 2019, respectively, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

(2)
Assumes that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 44.0% and 33.0% for 2020 and 2019, respectively. The rate differential in 2020 from 2019 is attributed to the tax benefit from the CARES Act which allows for the current year carryback of net operating losses to years in which the Federal rate was 34.0% rather than the current rate of 21.0%.

Exhibit D. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended June 30, (unaudited)		For the Six Months Ended June 30, (unaudited)
	2020	2019	2020	2019

Net Income Margin	(98.8)%	(8.6)%	(86.1)%	(5.8)%
Reimbursable fund startup expenses (1)	—%	0.7%	0.0%	1.0%
IPO date award stock-based compensation (1)	—%	1.8%	0.0%	1.0%
Expenses associated with strategic initiatives (1)	7.0%	8.6%	15.4%	5.3%
Severance expense	23.0%	4.1%	12.9%	4.7%
Other	1.4%	—%	0.7%	—%
Provision for income taxes (1)	(15.8)%	(0.5)%	(8.0)%	(0.3)%
Corporate income taxes (2)	36.6%	(2.0)%	28.6%	(2.0)%
Core Net Income Margin	(46.6)%	4.1%	(36.5)%	4.0%

(1)	Adjustments to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)
Assumes that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 44.0% and 33.0% for the three and six months ended June 30, 2020 and 2019, respectively. The rate differential in 2020 from 2019 is attributed to the tax benefit from the CARES Act which allows for the current year carryback of net operating losses to years in which the Federal rate was 34.0% rather than the current rate of 21.0%.

Exhibit E. Consolidated Balance Sheets of Medley Management Inc.

	As of
	June 30, 2020 (unaudited)	December 31, 2019

	(in thousands)
Assets
Cash and cash equivalents	$7,653	$10,558
Investments, at fair value	9,479	13,287
Management fees receivable	5,655	8,104
Right-of-use assets under operating leases	5,670	6,564
Other assets	11,258	10,283
Total Assets	$39,715	$48,796

Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Senior unsecured debt, net	$118,766	$118,382
Loans payable, net	10,000	10,000
Due to former minority interest holder, net	7,763	8,145
Operating lease liabilities	7,599	8,267
Accounts payable, accrued expenses and other liabilities	26,943	22,835
Total Liabilities	171,071	167,629

Redeemable Non-controlling Interests	—	(748)

Equity
Class A common stock	64	62
Class B common stock	—	—
Additional paid in capital	15,415	13,779
Accumulated deficit	(24,674)	(22,960)
Total stockholders' deficit, Medley Management Inc.	(9,195)	(9,119)
Non-controlling interests in consolidated subsidiaries	(364)	(391)
Non-controlling interests in Medley LLC	(121,797)	(108,575)
Total Deficit	(131,356)	(118,085)
Total Liabilities, Redeemable Non-controlling Interests and Equity	$39,715	$48,796